Exhibit 99.1

WALKER INNOVATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 RESULTS

$24 Million of Cash as of December 31, 2017; Quarterly Operating Expenses Decrease by Over 46%.

Stamford, CT – February 2, 2018 – Walker Innovation Inc. (OTCQB: WLKR) (“Walker Innovation” or the “Company”), which seeks to develop and commercialize its unique portfolio of intellectual property assets through licensing and enforcement operations and is pursuing an effort to acquire one or more operating businesses, today announced fourth quarter and full year 2017 results.

Fourth Quarter 2017 Highlights

●	As of December 31, 2017, Walker Innovation had in excess of $24 million in cash and no outstanding long-term debt on its consolidated balance sheet.

●	Operating expenses were $0.7 million in the fourth quarter of 2017, a 46% reduction compared to the fourth quarter of 2016.

●

The Company reported net loss for the fourth quarter of 2017 of $0.7 million, or ($0.04) per share, compared to net income of $15.4 million, or $0.43 per share on a fully diluted basis, in the prior-year period. Results for the fourth quarter of 2016 included $14.7 million in unrealized and realized gains on investment in connection with the exercise of the Upside Warrant and sale of the related shares, as well as the recording of the Upside Warrant at fair value.

“I am pleased that we continue to keep operating expenses at a relatively stable and reduced level while we continue our concerted pursuit of acquisitions and other opportunities to create shareholder value,” said Jonathan Siegel, the Company’s Chief Executive Officer.

Fourth Quarter 2017 Results

For the fourth quarter ended December 31, 2017, Walker Innovation reported no revenue versus total revenue of $1.9 million in the prior-year period.

Management expects that the timing and results of patent prosecution and the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period.

Total operating expenses for the fourth quarter 2017 were approximately $0.7 million versus $1.3 million in the prior-year period, primarily due to reduced overhead by eliminating positions and streamlining processes to conserve cash across its business.

Net loss for the fourth quarter of 2017 was $0.7 million compared to net income for the fourth quarter of 2016 of $15.4 million. Net loss per common share for the fourth quarter of 2017 was $0.04, compared to diluted net income per common share of $0.43 for the fourth quarter of 2016. Fourth quarter 2016 results included a non-cash, unrealized gain of approximately $7.6 million in connection with the ownership of the Company’s warrant to acquire shares of Upside and a realized gain of approximately $7.1 million in connection with the exercise and sale of 3.75 million shares associated with the warrant. The Company sold its remaining 12.65 million shares of Upside during the second quarter of 2017.

Liquidity and Capital Resources

As of December 31, 2017, Walker Innovation had $24.0 million in cash and no outstanding long-term debt on its consolidated balance sheet.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: WLKR) owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. The Company has a history of performing innovation services that help companies improve their internal product and business development efforts. The Company’s current plan of operations includes an effort to acquire, through merger, share exchange or other transactions, one or more operating businesses, or control of such operating businesses through contractual arrangements. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 13th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at  www.walkerinnovation.com

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, except per share amounts)

	Three Months Ended December 31,		Full Year Ended December 31,
	2017	2016	2017	2016
Revenues:

Licensing fees		$1,040	$300	$1,642
Subscription revenue	--	--	--	75
Custom innovation (related party)	--	828	--	2,561
Total revenues	--	1,868	300	4,278

Cost of Revenue:
Legal and consulting contingency fees	--	10	--	35
Cost of subscription revenue	--	--	--	200
Cost of custom innovation	--	172	--	1,572
Total cost of revenue	--	182	--	1,807

Net revenue	--	1,686	300	2,471

Operating expenses:
Other legal and consulting fees	93	86	374	1,427
Patent prosecution and maintenance fees	12	21	87	164
Compensation and benefits	336	768	1,722	3,793
Professional fees	162	173	769	969
General and administrative	93	233	493	814
Restructuring expense	--	--	--	575
Total operating expenses	696	1,281	3,445	7,742
Operating (loss) income	(696)	405	(3,145)	(5,271)

Other income:
Unrealized gain on investment	--	7,568	--	14,103
Realized gain on investment	--	7,121	2,189	7,121
Other income	64	318	386	917
Interest income	17	2	45	7
Net (loss) income before taxes	$(615)	$15,414	(525)	16,877

Provision for income taxes	(109)	--	(366)	--

Net (loss) income	$(724)	$15,414	(891)	$16,877

Net income (loss) per common share:
Basic	$(0.04)	$0.74	$(0.04)	$0.81
Diluted	$(0.04)	$0.43	$(0.04)	$0.47

Weighted average common shares outstanding:
Basic	20,371	20,742	20,528	20,742
Diluted	20,371	35,973	20,528	35,973

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	December 31,	December 31,
	2017	2016

ASSETS
Current Assets:
Cash	$24,041	$10,285
Short-term investment	25	25
Prepaid and other current assets	73	398
Total current assets	24,139	10,708

Property and equipment, net	--	9

Other Assets:
Investments, at cost	--	250
Investments, at fair value	--	14,621
TOTAL ASSETS	$24,139	$25,588

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$121	$214
Accrued expenses	229	461
Deferred revenue	--	316
Total current liabilities	350	991

TOTAL LIABILITIES	350	991

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized	--	--
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,184,744 and 21,134,744 shares issued and 20,094,314 and 20,741,572 outstanding as of December 31, 2017 and 2016 respectively	21	21
Treasury stock, 1,090,430 and 393,172 shares, at cost as of December 31, 2017 and 2016, respectively	(1,122)	(840)
Additional paid-in capital	47,350	46,985
Accumulated deficit	(22,475)	(21,584)
TOTAL STOCKHOLDERS’ EQUITY	23,789	24,597
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,139	$25,588